Exhibit 99.2
CONTACT:
Henry A. Diamond
Group Vice President
Investor Relations and Corporate Finance
+1 203 316 3399
henry.diamond@gartner.com
Gartner Holds Annual Investor Day
Updates 2008 Outlook to Reflect the Sale of Vision Events
STAMFORD, Conn., March 6, 2008 — Gartner, Inc. (NYSE: IT), the leading provider of research and analysis on the global information technology industry, today held its annual Investor Day in New York City. At the Investor Day, the Company updated its financial outlook for 2008 to reflect the sale of its Vision Events portfolio, which was completed on February 29, 2008. Aside from the impact of this sale, Gartner’s 2008 outlook remains unchanged.
As a result of the sale of Vision Events, which will be reported as a discontinued operation beginning in first quarter 2008, Gartner is now targeting total revenue of $1.278 to $1.303 billion, an increase of 9% to 12% versus 2007. By segment, the Company is targeting Research revenue of $770 to $780 million, an increase of 14% to 16% versus 2007, Consulting revenue of $335 to $345 million, an increase of 3% to 6% versus 2007, Events revenue of $168 to $172 million, an increase of 5% to 7% versus 2007, and other revenue of $5 to $6 million.
Based on the above revenue outlook, the Company is targeting Normalized EBITDA for the full year 2008 of $209 to $219 million, an increase of 10% to 15% versus 2007, EPS from continuing operations of $0.88 to $0.98, an increase of 33% to 48% versus 2007, cash flow from operations of $155 to $170 million and capital expenditures of $25 to $27 million. Normalized EBITDA excludes a projected $26 to $28 million of pre-tax expense related to SFAS 123(R). All projections exclude any gain on sale of Vision Events and results of discontinued operations.
About Gartner
Gartner, Inc. (NYSE: IT) is the world’s leading information technology research and advisory company. Gartner delivers the technology-related insight necessary for its clients to make the right decisions, every day. From CIOs and senior IT leaders in corporations and government agencies, to business leaders in high-tech and telecom enterprises and professional services firms, to technology investors, Gartner is the indispensable partner to 60,000 clients in 10,000 distinct organizations. Through the resources of Gartner Research, Gartner Consulting and Gartner Events, Gartner works with every client to research, analyze and interpret the business of IT within the context of their individual role. Founded in 1979, Gartner is headquartered in Stamford, Connecticut, U.S.A., and has 3,900 associates, including 1,200 research analysts and consultants in 75 countries. For more information, visit www.gartner.com.
Non-GAAP Financial Measures
Investors are cautioned that normalized EBITDA contained in this press release is not a financial measure under generally accepted accounting principles. In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with generally accepted accounting
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principles. This non-GAAP financial measure is provided to enhance the user’s overall understanding of the Company’s current financial performance and the Company’s prospects for the future. We believe normalized EBITDA is an important measure of our recurring operations as it excludes items that may not be indicative of our core operating results. Normalized EBITDA is based on operating income, excluding depreciation, accretion on obligations related to excess facilities, amortization, META integration charges, SFAS 123 (R), goodwill impairments, and other charges.
Safe Harbor Statement
Statements contained in this press release regarding the growth and prospects of the business, the Company’s 2007 and 2008 financial results and all other statements in this release other than recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include risks and uncertainties; consequently, actual results may differ materially from those expressed or implied thereby. Factors that could cause actual results to differ materially include, but are not limited to ability to expand or even retain the Company’s customer base; ability to grow or even sustain revenue from individual customers; ability to attract and retain professional staff of research analysts and consultants upon whom the Company is dependent; ability to achieve and effectively manage growth; ability to pay the Company’s debt obligations; ability to achieve continued customer renewals and achieve new contract value, backlog and deferred revenue growth in light of competitive pressures; ability to carry out the Company’s strategic initiatives and manage associated costs; substantial competition from existing competitors and potential new competitors; additional risks associated with international operations including foreign currency fluctuations; the impact of restructuring and other charges on the Company’s businesses and operations; and other risks listed from time to time in the Company’s reports filed with the Securities and Exchange Commission. These filings can be found on Gartner’s Web site at www.gartner.com/investors and the SEC’s Web site at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and the Company disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.
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